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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT
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     EMPLOYMENT AGREEMENT (the "Agreement") entered into as of January 1, 2002, by and between Orthovita, Inc., a Pennsylvania corporation (the "Company"), and David S. Joseph, an employee of the Company ("Joseph").

     WHEREAS, the Company wishes to continue to employ Joseph as its Chairman and as a member of its Board of Directors, and both parties desire to extend the December 31, 1999 employment agreement (the "Employment Agreement") upon the terms and conditions set forth therein subject to the following:

     1.1 Employment Term. The Employment Term shall continue in effect through
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the date of the 2002 Orthovita Annual Shareholders Meeting subject to the change in control provisions set forth in Section 1.1 of the Employment Agreement.

     1.2 Duties and Responsibilities: Section 1.2 of the Employment Agreement is
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amended to be as follows:

     "1.2 Duties and Responsibilities: Joseph shall serve as the Company's
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Chairman during the Employment Term. During the Employment Term, Joseph shall perform all duties and responsibilities incident to, and not inconsistent with, such position."

     5.7 Termination at End of Employment Term: The second sentence of this
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section shall be amended to read, "Upon execution of the Release by Joseph, the
Company shall pay to Joseph as severance, Chairman Base Salary under Section 5.4
(b)(i), as applicable, and maintenance of health insurance benefits for Joseph and eligible family members, both Chairman base salary and health insurance benefits to continue for one year after termination of employment".

     All other terms and conditions of the Employment Agreement remain unchanged.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

ORTHOVITA, INC.


By:  /s/ James M. Garvey                              /s/ David S. Joseph
     ----------------------                           --------------------------
     Director and                                     David S. Joseph
     Member of Compensation                           Chairman
     Committee
awarded alternative compensation based upon the value of the stock options had the shareholder approval been received will be made to Peacock.

     All other terms and conditions of the Employment Agreement remain unchanged.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

ORTHOVITA, INC.


By:  /s/ James M. Garvey                  /s/ Bruce A. Peacock
     -------------------                  --------------------
     Director and                         Bruce A. Peacock
     Member of Compensation               President and Chief Executive Officer
     Committee